                                                                   Exhibit 10.15


                               THE ST. JOE COMPANY

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

             (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002)


                                                                  [ST. JOE LOGO]

                                TABLE OF CONTENTS



ARTICLE I NAME, EFFECTIVE DATE AND PURPOSE....................................        1
      1.1      Name...........................................................        1
      1.2      Effective Date of Restatement..................................        1
      1.3      Purpose........................................................        1
      1.4      Relationship to The St. Joe Company Deferred Capital
               Accumulation Plan..............................................        1

ARTICLE II DEFINITIONS........................................................        2
      2.1      "Account" or "Participant's Account"...........................        2
      2.2      "Affiliated Employer"..........................................        2
      2.3      "Age"..........................................................        2
      2.4      "Annuity Starting Date"........................................        2
      2.5      "Applicable Interest Rate".....................................        2
      2.6      "Beneficiary" or "Beneficiaries"...............................        2
      2.7      "Board of Directors"...........................................        2
      2.8      "Code".........................................................        3
      2.9      "Company"......................................................        3
      2.10     "Compensation".................................................        3
      2.11     "Compensation Limit"...........................................        3
      2.12     "Disability"...................................................        3
      2.13     "Effective Date of Restatement"................................        3
      2.14     "Eligible Spouse"..............................................        3
      2.15     "Employee".....................................................        4
      2.16     "Employer".....................................................        4
      2.17     "Employer Credit"..............................................        4
      2.18     "Employment Date"..............................................        4
      2.19     "Enrollment Form"..............................................        4
      2.20     "ERISA"........................................................        4
      2.21     "Interest".....................................................        4
      2.22     "Normal Retirement Date".......................................        4
      2.23     "Participant"..................................................        4
      2.24     "Plan".........................................................        5
      2.25     "Plan Administrator"...........................................        5
      2.26     "Plan Year"....................................................        5
      2.27     "Prior Plan"...................................................        5
      2.28     "Qualified Pension Plan".......................................        5
      2.29     "Valuation Date"...............................................        5
      2.30     "Year(s) of Benefit Service"...................................        5
      2.31     "Year(s) of Vesting Service"...................................        5

ARTICLE III ELIGIBILITY AND PARTICIPATION.....................................        6
      3.1      Eligibility....................................................        6
      3.2      Notification...................................................        6
      3.3      Date of Participation and Enrollment...........................        6

                                TABLE OF CONTENTS
                                   (continued)


ARTICLE IV PARTICIPANT ACCOUNTS AND PLAN CREDITS..............................        7
      4.1      Separate Account...............................................        7
      4.2      Employer Credits...............................................        7
      4.3      Interest.......................................................        9
      4.4      Adjustments....................................................        9
      4.5      Valuation of the Account.......................................        9
      4.6      Participant Statement..........................................       10

ARTICLE V VESTING.............................................................       11
      5.1      Vesting in Account.............................................       11
      5.2      No Vested Interest in Account..................................       11
      5.3      Special Adjustment to Account..................................       12

ARTICLE VI PAYMENT OF VESTED ACCOUNTS.........................................       13
      6.1      Payment upon Termination of Service............................       13
      6.2      Payment upon Death.............................................       13
      6.3      Mode of Payment................................................       13
      6.4      Election of Form of Distribution of Account....................       14

ARTICLE VII BENEFICIARY DESIGNATION FOR DEATH BENEFITS BASED ON ACCOUNTS......       15
      7.1      Beneficiary Designation........................................       15
      7.2      Change in Beneficiary Designation..............................       15
      7.3      Lack of Beneficiary Designation or Surviving Beneficiary.......       15

ARTICLE VIII ADMINISTRATION OF THE PLAN.......................................       16
      8.1      Responsibility of the Plan Administrator.......................       16
      8.2      Powers and Duties of Plan Administrator........................       16
      8.3      Expenses of the Plan Administrator and Plan Costs..............       17
      8.4      Selection of Plan Professional Counselors......................       17
      8.5      Records of the Plan Administrator..............................       17
      8.6      Plan Administrator's Right to Administer and Interpret the
               Plan...........................................................       17
      8.7      Claims Procedure...............................................       17
      8.8      Indemnity of the Plan Administrator............................       18

ARTICLE IX AMENDMENT AND TERMINATION..........................................       19
      9.1      Amendment......................................................       19
      9.2      Termination....................................................       19

ARTICLE X MISCELLANEOUS.......................................................       20
      10.1     Unsecured Creditor.............................................       20
      10.2     Unfunded Plan..................................................       20
      10.3     Non-Assignability..............................................       20
      10.4     Not a Contract of Employment...................................       21
      10.5     Source of Plan Benefits........................................       21

                                TABLE OF CONTENTS
                                   (continued)


      10.6     Inability to Make Payment......................................       21
      10.7     Binding Agreement..............................................       21
      10.8     Invalidity of Certain Provisions...............................       21
      10.9     Incapacity.....................................................       21
      10.10    Masculine, Feminine, Singular and Plural.......................       22
      10.11    Taxes..........................................................       22
      10.12    Governing Law..................................................       22

                                    ARTICLE I

                        NAME, EFFECTIVE DATE AND PURPOSE


1.1   NAME

      The name of the Plan is "The St. Joe Company Supplemental Executive Retirement Plan," hereinafter referred to as the "Plan."

1.2   EFFECTIVE DATE OF RESTATEMENT

      The effective date of this amended and restated Plan is January 1, 2002. The Plan was originally effective January 1, 1998 and previously restated effective January 1, 2000.

1.3   PURPOSE

      The purpose of the Plan is to provide supplemental retirement benefits to certain selected management and highly compensated employees of the Employer. The Plan is not intended to be a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees.

1.4   RELATIONSHIP TO THE ST. JOE COMPANY DEFERRED CAPITAL ACCUMULATION PLAN

      Effective as of January 1, 2000, The St. Joe Company established "The St. Joe Company Deferred Capital Accumulation Plan" (the "Deferred Capital Accumulation Plan") and transferred to it certain benefit liabilities previously accrued under Article IV and Article V of this Plan as amended and in effect on December 31, 1999. Such benefit liabilities shall be held, administered and paid in accordance with the terms of the Deferred Capital Accumulation Plan, as hereinafter amended and in effect.

                                   ARTICLE II

                                   DEFINITIONS


2.1   "ACCOUNT" OR "PARTICIPANT'S ACCOUNT"

      Means the notional account maintained by the Plan Administrator pursuant to Section 4.1 which shall be credited with Employer Credits and Interest and adjusted for distributions.

2.2   "AFFILIATED EMPLOYER"

      Means a corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o) but only for the period during which such other entity is affiliated with the Company under Code Section (b), (c), (m) or (o).

2.3   "AGE"

      Means age at last birthday.

2.4   "ANNUITY STARTING DATE"

      Means the date as of which a lump sum distribution is made to a Participant or Beneficiary, or the date as of which quarterly installments commence to a Participant if such Participant elects the installment form of distribution.

2.5   "APPLICABLE INTEREST RATE"

      Means, (a) for each Plan Year beginning on or after January 1, 2000, the annual rate of interest used to determine the interest credit under
      Section 5.2(e) of the Qualified Pension Plan for such Plan Year and (b) for any period prior to January 1, 2000, an annual interest rate of 5.16%.

2.6   "BENEFICIARY" OR "BENEFICIARIES"

      Means the person or persons who will receive benefits under the Plan after the Participant's death as determined under Article VII.

2.7   "BOARD OF DIRECTORS"

      Means the Board of Directors of the Company, or its delegee, as constituted from time to time.

2.8   "CODE"

      Means the Internal Revenue Code of 1986, as amended from time to time. Any reference to the Code shall include any regulation and formal guidance issued thereunder.

2.9   "COMPANY"

      Means The St. Joe Company and any successor thereto.

2.10  "COMPENSATION"

      Means the gross base salary, commissions (except on sale of his own residence), and bonuses (except sign-on bonus) which are reported on IRS Form W-2 and payable by the Employer beginning on the Participant's Employment Commencement Date and ending 30 days after severance from employment; provided, however, regardless of when such remuneration was earned, "Compensation" does not include severance pay, payments made after the death of the Employee, or distributions from The St. Joe Company Deferred Capital Accumulation Plan or any other qualified or nonqualified retirement plan. As used herein, the term "base salary" includes overtime and certain wage replacement payments such as PTO, holiday, bereavement, jury duty, disaster pay, volunteer pay, and military duty (in no event less than the amount required by Code Section 414(u)). "Gross base salary" also includes elective deferrals under Code Section 402(g)(3), elective deferrals to The St. Joe Company Deferred Capital Accumulation Plan, amounts contributed or deferred under Code Section 125, and, effective January 1, 2001, elective amounts that are not includible in the gross income of the Participant by reason of Code Section 132(f)(4).

2.11  "COMPENSATION LIMIT"

      Means the limit under Code Section 401(a)(17) applicable to the Plan Year, as adjusted under Code Section 401(a)(17)(B).

2.12  "DISABILITY"

      Means the same as in the Qualified Pension Plan. A Participant shall not have a Disability unless the Participant is determined to have a Disability under the Qualified Pension Plan.

2.13  "EFFECTIVE DATE OF RESTATEMENT"

      Means January 1, 2002, the effective date of this amended and restated Plan. The Plan was originally effective January 1, 1998.

2.14  "ELIGIBLE SPOUSE"

      Means the Participant's surviving legal spouse who is legally married to the Participant on the date of death of the Participant.

2.15  "EMPLOYEE"

      Means a person who is a common law employee of an Employer for federal income tax purposes. The following persons shall in no event be considered to be Employees for purposes of this Plan:

      (a)   Individuals having the status of an independent contractor; and

      (b)   Persons who are leased employees within the meaning of Code
            Section 414(n).

2.16  "EMPLOYER"

      Means the Company and any other Affiliated Employer which has adopted this Plan with the approval of the Plan Administrator.

2.17  "EMPLOYER CREDIT"

      Means a credit made to a Participant's Account pursuant to Section 4.2.

2.18  "EMPLOYMENT DATE"

      Means the same as in the Qualified Pension Plan.

2.19  "ENROLLMENT FORM"

      Means the form provided by the Plan Administrator which must be completed by an Employee who is eligible to participate in the Plan in order to enroll in the Plan and as a condition of becoming a Participant in the Plan.

2.20  "ERISA"

      Means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to ERISA shall include any regulations and formal guidance issued thereunder.

2.21  "INTEREST"

      Means a credit made to a Participant's Account pursuant to Section 4.3.

2.22  "NORMAL RETIREMENT DATE"

      Means the Participant's Normal Retirement Date as determined from the Qualified Pension Plan.

2.23  "PARTICIPANT"

      Means an Employee to whom or with respect to whom a benefit is payable under the Plan.

2.24  "PLAN"

      Means The St. Joe Company Supplemental Executive Retirement Plan as herein set forth and as it may hereafter be amended from time to time.

2.25  "PLAN ADMINISTRATOR"

      Means the Plan Administrator appointed pursuant to Section 8.1 of the Plan.

2.26  "PLAN YEAR"

      Means the calendar year.

2.27  "PRIOR PLAN"

      Means the St. Joe Corporation Supplemental Executive Retirement Plan, as amended and in effect immediately prior to January 1, 2000.

2.28  "QUALIFIED PENSION PLAN"

      Means The St. Joe Company Pension Plan, as amended from time to time.

2.29  "VALUATION DATE"

      Means the last day of each calendar quarter.

2.30  "YEAR(S) OF BENEFIT SERVICE"

      Means the same as in the Qualified Pension Plan.

2.31  "YEAR(S) OF VESTING SERVICE"

      Means the same as in the Qualified Pension Plan, but shall not be subject to any provisions in the Qualified Pension Plan which accelerate vesting thereunder.

Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

3.1   ELIGIBILITY

      (a) An Employee of the Employer shall be eligible to participate in the Plan if:

            (1) Such Employee is a member of a select group of management or highly compensated employees under Sections 201, 301 and 401 of ERISA;

            (2)   Such Employee's Compensation exceeds the Compensation Limit;

            (3) Such Employee is employed in a class of covered by the Qualified Pension Plan (regardless of whether such employee has actually satisfied the age and service requirements under the Qualified Pension Plan); and

            (4) Such Employee is selected by the Plan Administrator to participate in this Plan.

                  Each eligible Employee shall be designated as a "Tier 1
            Participant" or a "Tier 2 Participant" by the Plan Administrator. If a Tier 2 Participant is re-designated as a Tier 1 Participant, or vice versa, in any Plan Year, any change in benefits resulting therefrom shall apply effective as of the beginning of such Plan Year.

      (b) The Plan Administrator may make such projections or estimates as it deems desirable in applying the eligibility requirements, and its determination shall be conclusive. In the event that it is determined that a Participant has failed to meet the eligibility requirements for participation with respect to a Plan Year, such Participant shall continue to participate in the Plan, but no benefits, other than Interest, shall accrue on behalf of such Participant under the Plan during such Plan Year.

3.2   NOTIFICATION

      The Plan Administrator shall notify in writing each Employee whom it has determined is eligible to participate in the Plan and shall explain the rights, privileges and duties of a Participant in the Plan. The Plan Administrator shall provide to each eligible Employee the forms necessary for the eligible Employee to make the elections provided for in the Plan.

3.3   DATE OF PARTICIPATION AND ENROLLMENT

      An Employee who is eligible to participate as of the Effective Date of Restatement shall be or become a Participant as of such date. Each other Employee who becomes eligible to participate in the Plan shall become a Participant on a date determined by the Plan Administrator.

                                   ARTICLE IV

                      PARTICIPANT ACCOUNTS AND PLAN CREDITS

4.1   SEPARATE ACCOUNT

      The Plan Administrator shall maintain a separate Account for each Participant in order to reflect his interest in the Plan. Such Account shall be established and maintained solely for purposes of recording the Employer Credits and Interest which are credited to such Participant under the Plan, and no person shall accrue any right or interest to any specific asset of the Employer as a result thereof.

4.2   EMPLOYER CREDITS

      (a)   Employer Annual Credit

                  As of the last day of each Plan Year beginning on or after the
            Effective Date of Restatement, the Account of each Participant shall be credited with a dollar amount equal to a percentage, as determined from the table set forth below, of his Compensation for such Plan Year earned while a Participant in the Plan, less any Base Credit allocated to such Participant under Section 5.2(b) of the Qualified Pension Plan for such Plan Year. Notwithstanding the foregoing, in the event a Participant terminates employment prior to the last day of the Plan Year on account of death, Disability, retirement or other termination of employment, then his Account shall be credited, as of the Valuation Date following such termination of employment, with a dollar amount based on the amount of Compensation earned by him while a Participant in such Plan Year and the Employer Credit percentage determined from the table below, less any Base Credit allocated to such Participant under Section 5.2(b) of the Qualified Pension Plan for such Plan Year.


                                                  Employer Credit for a    Employer Credit for a
             Attained Age as of                     Tier 1 Participant       Tier 2 Participant
             First Day of Plan                    Stated as a Percentage   Stated as a Percentage
                    Year                             of Compensation          of Compensation
                    ----                             ---------------          ---------------
              Less than Age 25                               8%                       8%
            Age 25, but not Age 35                           9%                       9%
            Age 35, but not Age 45                          10%                      10%
            Age 45, but not Age 55                          14%                      11%
              Age 55 or older                            18.25%                      12%


      (b)   Employer Transition Credit

                  In addition to annual Employer Credits described in (a) above, each Participant shall be entitled to Employer Transition Credits as described herein; provided, however, that no Employer Transition Credits shall be made on behalf of a Participant unless he is entitled to Transition Credits under Section 5.2(c) of the Qualified Pension Plan. As of the last day of each of the nine (9) Plan Years beginning on and after January 1, 2000, the Account of each Participant shall be credited with a dollar amount equal to a percentage, determined in accordance with the table set forth below of his Compensation for such Plan Year earned while a Participant in the Plan, less any Transition Credit allocated to such Participant under Section 5.2(c) of the Qualified Pension Plan for such Plan Year.

                                    Years of Benefit        Transition Credit Stated
             Attained Age as of         Service                      as a
              February 1, 1999   as of February 1, 1999    Percentage of Compensation
              ----------------   ----------------------    --------------------------
                    N/A                20 or more                    26%
              At least Age 40        10 but not 20                   23%
              Less than Age 40       10 but not 20                   19%
                    N/A               5 but not 10                   16%

                  Employer Transition Credits will only be made for nine (9)
            Plan Years with the first Plan Year beginning January 1, 2000, and the last Plan Year in which a Transition Credit will be made beginning January 1, 2008. Notwithstanding the foregoing, a Transition Credit will be made with respect to an eligible Participant's Compensation earned in the calendar month beginning January 1, 2009 and ending January 31, 2009. The Employer Transition Credit, if any, to be made on behalf of a Participant shall be determined based on the Participant's Age and credited Years of Benefit Service as of February 1, 1999 and shall not change as a result of a Participant's increase in Age or credited Years of Benefit Service after that date.

                  Employer Transition Credits shall only be made as of the last day of the Plan Year; provided, however, in the event a Participant terminates employment prior to the last day of the Plan Year on account of death, Disability, retirement or other termination of employment, then his Account shall be credited, as of the Valuation Date following such termination of employment, with a dollar amount based on the amount of Compensation earned by him while a Participant in such Plan Year and the Employer Transition Credit percentage determined from the table above, if any, less any Transition Credit allocated to such Participant under Section 5.2(c) of the Qualified Pension Plan for such Plan Year.

      (c) Initial Account Balance Credit (Applies only to Participants on January 1, 2000)

                  The Account of an Employee who is a Participant as of the
            January 1, 2000 (including a Tier 1 and Tier 2 Participant) shall be credited with an Initial Account Balance Credit as described herein. The Initial Account Balance Credit shall be the dollar amount which would have been credited to the Participant's Account had the provisions of (a) above been in effect since such Participant's Employment Date, calculated by using the Participant's Compensation from his Employment Date to December 31, 1999. The Initial Account Balance Credit of a Participant who is entitled to an Employer Transition Credit pursuant to (b) above, shall include an amount calculated under the table set forth in (b) above for the period from February 1, 1999 to December 31, 1999 using the Participant's Compensation for such period of time.

            In addition, the Initial Account Balance Credit shall include an Interest credit to be made to a Participant's Account as of January 1, 2000. Such Interest credit shall be equal to the dollar amount of Interest credit which would have been made to the Participant's Account had the provisions of Section 4.2(a) and (b) above and the provisions of Section 4.3(a) below been in effect since such Participant's Employment Date.

4.3   INTEREST

      (a) A Participant's Account shall be credited with Interest for the Plan Year. Interest shall be credited (except as hereinafter provided) on the last day of the Plan Year and shall be determined by multiplying the balance in the Participant's Account as of the first day of the Plan Year by the Applicable Interest Rate for the Plan Year. If the Participant's Annuity Starting Date occurs in a Plan Year, Interest shall be credited as of the Participant's Annuity Starting Date by prorating the otherwise Applicable Interest Rate based upon the number of complete calendar months which have elapsed from the beginning of the Plan Year to the Participant's Annuity Starting Date. If the Participant elects the installment form of distribution, Interest shall be credited as of each quarterly Valuation Date after the Annuity Starting Date as of which a distribution is made. Such Interest credit shall be determined by applying one-quarter of the Applicable Interest Rate for the Plan Year to the Participant's Account balance as of the prior quarterly Valuation Date, as adjusted for any distribution made since such date pursuant to Section 6.3(b).

      (b) Interest shall be credited in accordance with the foregoing on behalf of all Participants.

4.4   ADJUSTMENTS

      (a) Prior Accrued Benefits. The Account balance determined in accordance with the foregoing provisions of this Article IV on behalf of a Participant who participated in the Prior Plan shall constitute such Participant's total benefit under the Plan and shall be paid, as provided in this Plan, in lieu of any benefit accrued by such Participant under Article VIII of the Prior Plan prior to January 1, 2000 and in full satisfaction of any liability to such Participant for such Plan benefits.

      (b) Pension Benefits. Notwithstanding any other provision of the Plan to the contrary, a Participant's Account shall be reduced by the balance of the Participant's Account under the Qualified Pension Plan as of January 1, 2000, and as of January 1, 2001, including the amount of any Special Credits added to the Participant's Account by Section 5.2(f) of the Qualified Pension Plan. The Participant's net Account after such reduction shall be the Participant's Account for purposes of the Plan.

4.5   VALUATION OF THE ACCOUNT

      As of each Valuation Date, and at such other dates as the Plan Administrator shall select, the Plan Administrator shall adjust each Participant's previous Account balance for

      Employer Credits, Interest and distributions. Upon complete distribution of a Participant's Account, the Participant's Account shall be cancelled.

4.6   PARTICIPANT STATEMENT

      The Plan Administrator may, in its sole discretion and at such times as it shall determine, provide the Participant with a statement of the value of his Account.

                                    ARTICLE V

                                     VESTING

5.1   VESTING IN ACCOUNT

      A Participant shall be vested in his Account in accordance with the following schedule:

            Years of Vesting Service          Vested Percentage
            ------------------------          -----------------
                Less than 1 Year                      0%
                     1 Year                          10%
                    2 Years                          20%
                    3 Years                          30%
                    4 Years                          40%
                    5 Years                          50%
                    6 Years                          60%
                    7 Years                          70%
                    8 Years                          80%
                    9 Years                          90%
                10 or More Years                    100%

      Notwithstanding the foregoing, a Participant shall have a 100% vested interest in his Account upon the earliest to occur of the following:

      (a) the attainment of age sixty-two (62) while in the service of the Employer;

      (b) the attainment of age fifty-five (55) while in the service of the Employer, if the Participant was a SERP Participant under the Prior Plan (prior to January 1, 2000);

      (c) the later of (i) the attainment of age fifty-five (55) while in the service of the Employer or (ii) upon being credited with five (5) Years of Vesting Service, if the Participant was an "Excess Participant" under the Prior Plan (as defined below); or

      (d)   upon the Participant's Disability or death.

      An "Excess Participant" is defined in the Prior Plan as a Participant who is not a "SERP Participant." A "SERP Participant" is defined in the Prior Plan as a Participant who is the Chief Executive Officer or a Participant who reports directly to the Chief Executive Officer and who is designated as a SERP Participant by the Plan Administrator.

5.2   NO VESTED INTEREST IN ACCOUNT

      If a Participant terminates employment without having a vested interest in his Account, no benefit shall be payable to or on behalf of such Participant under the Plan. Upon termination of employment without a vested interest, the Participant's non-vested interest in the Plan shall be permanently forfeited.

5.3   SPECIAL ADJUSTMENT TO ACCOUNT

      If a Participant has received Special Credits pursuant to Section 5.2(f) of the Qualified Pension Plan and if the Participant is less than 100% vested in his Account pursuant to Section 5.1 hereof, his vested Account for all purposes under the Plan as of any date of determination shall be equal to (P times (AB+SC)) - SC where:

      P     is the Participant's vested percentage determined pursuant to
            Section 5.1 as of the date of determination;

      AB is the Participant's Account balance as of the date of determination;

      SC is the sum of the Special Credits the Participant received pursuant to Section 5.2(f), adjusted with Interest Credits pursuant to
            Section 5.2(e) of the Qualified Pension Plan to the date of determination.

      The amount computed in accordance with the foregoing shall be the Participant's vested Account for all purposes under the Plan.

                                   ARTICLE VI

                           PAYMENT OF VESTED ACCOUNTS


6.1   PAYMENT UPON TERMINATION OF SERVICE

      If the service of a Participant with the Employer shall be terminated for any reason other than death, his vested Account shall be paid to him by the Employer pursuant to the terms of the election made by said Participant pursuant to Section 6.4. Payment of such benefit shall begin on or before December 31st or 6 months, following such termination, whichever is later. The amount of any lump sum distribution shall be based on the value of the Participant's vested Account as of the immediately preceding Valuation Date. If the Participant has elected quarterly installments, payments shall be made quarterly for the term certain elected by the Participant pursuant to Section 6.4 with the amount of each installment payment based on the vested value of the Participant's Account as of the Valuation Date immediately preceding the payment date.

6.2   PAYMENT UPON DEATH

      (a) If a Participant dies while in service, the Participant's Beneficiary shall be entitled to a death benefit payable as a lump sum amount equal to the Participant's vested Account. Such death benefit shall be paid to the Participant's Beneficiary by December 31st or, if later, the date that satisfactory proof of death has been submitted to the Plan Administrator. Such death benefit shall be equal to the value of the Participant's vested Account as of the Valuation Date immediately preceding such payment date.

      (b) If the Participant dies following his termination of service and before receiving all benefits payable to him under the Plan, the balance of the Participant's vested Account shall be paid by the Employer to the Participant's Beneficiary in a lump sum amount. Such death benefit shall be paid in accordance with paragraph (a) and shall be equal to the undistributed value of the Participant's vested Account as of the Valuation Date as of which payment is made.

6.3   MODE OF PAYMENT

      Any vested Account payable under the Plan shall be paid in one of the following forms, as elected by the Participant in accordance with Section 6.4:

      (a)   a lump sum, or

      (b) quarterly installments payable for a term certain which shall not exceed the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

      Notwithstanding the foregoing, if the Account value is $100,000 or less, it shall be paid as a lump sum irrespective of the Participant's election under Section 6.4.

      If payment of the Participant's Account is paid in quarterly installments for a term certain, the amount of each succeeding installment shall be adjusted, as of the Valuation Date immediately preceding the date as of which such installment shall be paid. Such adjusted installment payment shall be equal to the amount of his undistributed Account as of such date (following adjustment as of such date in accordance with Section 4.2 and Section 4.5) divided by the number of installments remaining to be paid hereunder.

6.4   ELECTION OF FORM OF DISTRIBUTION OF ACCOUNT

      Upon becoming a Participant in the Plan, the Participant shall elect the form of distribution of his Account on a form provided by the Plan Administrator for such purpose. This election shall be irrevocable except as hereinafter provided. A Participant may elect a different form of distribution of his Account in accordance with procedures established by the Plan Administrator. However, any such election for purposes of Section
      6.1 shall be null and void if made less than twelve (12) months prior to the Participant's termination of employment in which case the form of distribution shall be determined by the terms of the last election validly in effect. In the absence of a valid election by the Participant, the Participant's Account shall be paid as a lump sum.

      Notwithstanding the foregoing, a Participant may request the Compensation Committee of the Board of Directors for authorization to receive his undistributed Account balance in the form of a lump sum amount. The Compensation Committee, in its sole discretion, may grant the Participant's request; in which case, it shall authorize and direct the Plan Administrator to distribute the Participant's remaining Account balance in a single lump sum amount. A Participant may make such a request at any time, including after distributions have commenced pursuant to
      Section 6.3(b). In each case, the Compensation Committee shall have complete discretion as to whether or not to grant such request.

                                   ARTICLE VII

         BENEFICIARY DESIGNATION FOR DEATH BENEFITS BASED ON ACCOUNTS


7.1   BENEFICIARY DESIGNATION

      Each Participant shall designate a person or persons or a trust to be his Beneficiary or Beneficiaries to whom his Account under this Plan shall be paid in the event of the Participant's death prior to the complete distribution of such Account under the Plan. A beneficiary designation can only be made on the form provided by the Plan Administrator for such purpose and shall only be effective when filed with the Plan Administrator during the Participant's lifetime.

7.2   CHANGE IN BENEFICIARY DESIGNATION

      Any beneficiary designation may be changed by the Participant without the consent of any designated Beneficiary by filing a new beneficiary designation with the Plan Administrator. The filing of a new beneficiary designation election will cancel the previous beneficiary designation. However, any beneficiary designation shall remain in effect until a new beneficiary designation election is made in accordance with the foregoing.

7.3   LACK OF BENEFICIARY DESIGNATION OR SURVIVING BENEFICIARY

      If a Participant has not designated a Beneficiary under this Plan or there is no surviving Beneficiary under this Plan, the Beneficiary shall be the same as designated by the Participant under the Qualified Pension Plan. If a Beneficiary has not been designated under the Plan or the Qualified Pension Plan, or if no designated Beneficiary is surviving, distribution shall be made to the Participant's Eligible Spouse, and if there is no Eligible Spouse in equal shares to any surviving children of the Participant. In the event none of the above-named individuals survives the Participant, distribution shall be made in a lump sum to the Participant's estate.

                                  ARTICLE VIII

                           ADMINISTRATION OF THE PLAN


8.1   RESPONSIBILITY OF THE PLAN ADMINISTRATOR

      Except for the functions reserved to the Company, an Employer, or the Board of Directors, the Plan Administrator shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Compensation Committee of the Board of Directors has the authority to appoint, remove or replace the Plan Administrator. In the absence of a specific appointment, the Company shall be the Plan Administrator.

8.2   POWERS AND DUTIES OF PLAN ADMINISTRATOR

      The Plan Administrator, subject to the limitations herein contained and to such other restrictions as the Board of Directors may make, shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the provisions of Plan. The determination of the Plan Administrator as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Plan Administrator with respect to the classification of Employees, Participants, Beneficiaries, contributions, or benefits shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Plan Administrator shall have the following powers and duties:

      (a) To require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition of receiving any benefits under the Plan;

      (b) To make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

      (c) To interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive;

      (d) To decide on questions concerning the Plan and the eligibility of any Employee to participate in the Plan, in accordance with the provisions of the Plan;

      (e) To determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan. The Plan Administrator may require claims for benefits to be filed in writing, on such forms and containing such information as the Plan Administrator may deem necessary. Adequate notice shall be provided in writing to any Participant or Beneficiary thereof whose claim for benefits under the Plan has been wholly or partially denied. The Plan claim review procedure is more particularly described in
            Section 8.7. Notice of denial of a claim shall be written in a manner calculated to be understood by the Participant or his Beneficiary and shall afford reasonable opportunity to the Participant or his

            Beneficiary whose claim for benefits has been denied for a full and fair review of the decision denying the claim;

      (f) To allocate any such powers and duties to or among individual members of any administrative committee serving as the Plan Administrator; and

      (g) To designate persons other than the Plan Administrator to carry out any duty or power which would otherwise be a responsibility of the Plan Administrator, under the terms of the Plan.

8.3   EXPENSES OF THE PLAN ADMINISTRATOR AND PLAN COSTS

      The expenses of administering the Plan, including the printing of literature and forms related thereto, the disbursement of benefits thereunder, and the compensation of administrative organizations, agents, consultants, actuaries, legal counsel, or other professional counselor, shall be paid by the Employer.

8.4   SELECTION OF PLAN PROFESSIONAL COUNSELORS

      The Plan Administrator may employ legal counsel, qualified public accountants, consultants, actuaries and such clerical and other accounting services as it may require in carrying out the provisions of the Plan or in complying with requirements imposed by ERISA and the Code.

8.5   RECORDS OF THE PLAN ADMINISTRATOR

      The Plan Administrator shall keep a record of all its proceedings, which shall be open to inspection by the Employer.

8.6   PLAN ADMINISTRATOR'S RIGHT TO ADMINISTER AND INTERPRET THE PLAN

      The Plan Administrator shall have the absolute power, discretion, and authority to administer and interpret the Plan and to adopt such rules and regulations as in the opinion of the Plan Administrator are necessary or advisable to implement, administer, and interpret the Plan, or to transact its business. Any decision by the Plan Administrator or interpretation of the Plan by the Plan Administrator shall be given the fullest deference permitted by law. Such rules and regulations as are adopted by the Plan Administrator shall be binding upon any persons having an interest in or under the Plan.

8.7   CLAIMS PROCEDURE

      A claim for benefits under the Plan must be made to the Plan Administrator in writing. The Plan Administrator shall provide adequate notice electronically or in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the Participant or Beneficiary. Such notice shall be provided within a reasonable period of time, but not later than ninety (90) days after receipt of the claim by the Plan unless the Plan Administrator determines that special circumstances require additional time, in which case written notice indicating the special circumstances and expected determination date shall be furnished to the claimant prior to the termination of the initial 90-day period, but in no event shall such extension exceed 90 days from the end of the initial period. If a claim is denied, in whole or in part, the Plan Administrator shall send electronically or in writing the claimant a notice of denial explaining the reasons for denial of the claim. A claimant whose claim has been denied, or his authorized representative, may request a review of the denial, but such a request must be sent electronically or in writing, and must be submitted to the Plan Administrator within sixty (60) days after the claimant's receipt of the notice of denial. The review of a claim which has been denied shall be made by the Plan Administrator within sixty
      (60) days of the receipt of the request for review, unless the Plan Administrator determines that special circumstances require additional time, in which case a decision shall be rendered not later than one hundred twenty (120) days after receipt of the request for review. The decision on the review shall be sent electronically or in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific reference to the pertinent Plan provisions on which the decision is based. If a claim is denied on appeal by the Plan Administrator, the claimant may appeal such denial to the Compensation Committee of the Board of Directors by filing a written or electronic request for review with the Compensation Committee within sixty (60) days after the claimant's receipt of the notice of denial. The Compensation Committee shall render a decision on the appeal, electronically or in writing, within one hundred twenty (120) days after receipt of the request for review. The Plan Administrator and Compensation Committee of the Board of Directors shall have absolute authority and discretion to adjudicate claims under this Section and any such adjudication shall be given the fullest deference permitted by law.

8.8   INDEMNITY OF THE PLAN ADMINISTRATOR

      The Employer shall indemnify and hold harmless the Plan Administrator against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

                                   ARTICLE IX

                            AMENDMENT AND TERMINATION


9.1   AMENDMENT

      The Company, although it intends the Plan to be permanent, reserves the right to amend the Plan at any time. However, no amendment shall have the effect of reducing the amount of the benefit which has accrued to a Participant as of the amendment date without the written consent of the Participant. Furthermore, no amendment shall cause a forfeiture of the benefit accrued as of the amendment date or make the vesting provisions of the Plan more restrictive with regard to such benefit. Any such amendment shall be made pursuant to a resolution of the Board of Directors.

9.2   TERMINATION

      The Company reserves the right to terminate the Plan at any time. However, no termination shall have the effect of reducing the amount of the benefit which has accrued to a Participant as of the termination date. The Plan may only be terminated by resolution of the Board of Directors. Upon such termination, a Participant shall become vested in the benefit which has accrued to him or her under the Plan as of the date of such termination, but no further benefits, other than Interest, shall accrue after the date of termination. After termination of the Plan, each Participant's Account shall be held and disbursed in accordance with the otherwise applicable terms of the Plan unless the Board of Directors specifies otherwise in its resolution of termination.

                                    ARTICLE X

                                  MISCELLANEOUS


10.1  UNSECURED CREDITOR

      Participants and their Beneficiaries under this Plan shall have solely those rights of unsecured creditors of the Employer. Except to the extent otherwise provided in any trust established by the Employer to pay Plan benefits, as described in Section 10.2, any and all assets of the Employer shall not be deemed to be held in trust for any Participant or his Beneficiary, nor shall any assets be considered security for the performance of obligations of the Employer and said assets shall at all times remain unpledged, unrestricted general assets of the Employer. The Employer's obligation under the Plan shall be an unsecured and unfunded promise to pay benefits at a future date.

10.2  UNFUNDED PLAN

      The Employer may contribute assets to a trust fund in order to pay some or all benefits to Participants and their Beneficiaries. However, no funds or assets shall be segregated or physically set aside with respect to the Employer's obligations under the Plan in a manner which would cause the Plan to be "funded" for purposes of ERISA and/or the Internal Revenue Code. This Plan shall be maintained to provide supplemental retirement benefits for a select group of management and highly compensated employees. Any Participant's Account under the Plan is maintained for recordkeeping purposes only and is not to be construed as funded for tax or ERISA purposes.

      If the Employer establishes a trust fund in connection with the Plan, the assets of such trust fund shall be subject to the claims of the general creditors of the Employer in the event that the Employer becomes insolvent.

10.3  NON-ASSIGNABILITY

      Except as may otherwise be required by law, no distribution or payment under the Plan to any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant or Beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Plan Administrator, in its discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment or any part thereof to or for the benefit of such Participant or Beneficiary in such manner as the Plan Administrator shall direct.

10.4  NOT A CONTRACT OF EMPLOYMENT

      This Plan shall not be deemed to constitute an employment contract between the Employer and any Employee or other person whether or not in the employ of the Employer, nor shall anything herein contained be deemed to give any Employee or other person whether or not in the employ of the Employer any right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee at any time and to treat him without any regard to the effect which such treatment might have upon him as a Participant of the Plan.

10.5  SOURCE OF PLAN BENEFITS

      The Employer shall be the sole source of benefit under this Plan, and each Employee, Participant, Beneficiary, or any other person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Employer for payment of benefits.

10.6  INABILITY TO MAKE PAYMENT

      If the Employer is unable to make payment to any Participant or other person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such Participant or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant or other person as shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant or other person shall be forfeited twenty-four (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated retroactively, no later than sixty (60) days after the date on which the Participant or person is identified or located. No interest shall accrue between such forfeiture and the date of reinstatement.

10.7  BINDING AGREEMENT

      This Plan shall be binding on the parties hereto, their heirs, executors, administrators, and successors in interest.

10.8  INVALIDITY OF CERTAIN PROVISIONS

      If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Plan shall be construed and enforced as if such provision had not been included.

10.9  INCAPACITY

      If the Plan Administrator determines that any person entitled to payments under the Plan is a minor or incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, the Company, any Employer, and the Plan Administrator from any liability for payment under this Plan.

10.10 MASCULINE, FEMININE, SINGULAR AND PLURAL

      The masculine shall include the feminine, the singular shall include the plural, and the plural shall include the singular wherever the person or entity or context shall plainly so require.

10.11 TAXES

      It is the intent of the Company that amounts deferred under the Plan shall not be subject to federal income tax until distributed from the Plan. However, the Company does not guarantee or warrant that Plan benefits will be excludable from a Participant's gross income for federal or state income tax purposes until distributed, and the Participant (or Beneficiary) shall in all cases be liable for any taxes due on benefits attributable to such Participant or Beneficiary.

      The Plan Administrator shall make appropriate arrangements to (a) withhold FICA/FUTA taxes due on amounts accrued and vested under the Plan and (b) withhold federal and state income taxes due on amounts distributed from the Plan. Further, the Plan Administrator may make appropriate arrangements to withhold for any other taxes required to be withheld by any government or governmental agency.

10.12 GOVERNING LAW

      The provisions of the Plan shall be construed, administered and governed under applicable Federal law and, to the extent not preempted by Federal law, the laws of the State of Florida.



IN WITNESS WHEREOF, the undersigned has caused the Plan to be executed on its behalf and effective as of January 1, 2002.


                                    THE ST. JOE COMPANY




                                    By
                                       ---------------------------------------
                                       Rachelle Gottlieb, Plan Administrator